To the Board of Trustees and Shareholders of Credit Suisse Trust:

In planning and performing our audit of the financial statements of the Credit Suisse TrustCommodity Return Strategy Portfolio
(a separate fund of Credit Suisse Trust)(hereafterreferred to as the "Fund") as of and for the year ended December 31, 2014, in accordance withthe standards of the Public Company Accounting Oversight Board (United States), weconsidered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose ofexpressing our opinion on the financial statements and to comply with the requirements ofForm N-SAR, but not for the purpose of expressing an opinion on the effectiveness of theFund's internal control over financial reporting. Accordingly, we do not express an opinion onthe effectiveness of the Fund's internal control over financial reporting.

The management of the Fund is responsible for establishing and maintaining effective internalcontrol over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Afund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financialstatements for external purposes in accordance with generally accepted accounting principles.
A fund's internal control over financial reporting includes those policies and procedures that(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonableassurance that transactions are recorded as necessary to permit preparation of financialstatements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations ofmanagement and trustees of the fund; and (3) provide reasonable assurance regardingprevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent ordetect misstatements. Also, projections of any evaluation of effectiveness to future periods aresubject to the risk that controls may become inadequate because of changes in conditions, orthat the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of acontrol does not allow management or employees, in the normal course of performing theirassigned functions, to prevent or detect misstatements on a timely basis.
A material weaknessis a deficiency, or a combination of deficiencies, in internal control over financial reporting,such that there is a reasonable possibility that a material misstatement of the Fund's annual orinterim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limitedpurpose described in the first paragraph and would not necessarily disclose all deficiencies ininternal control over financial reporting that might be material weaknesses under standardsestablished by the Public Company Accounting Oversight Board (United States). However, wenoted no deficiencies in the Fund's internal control over financial reporting and its operation,including controls over safeguarding securities, that we consider to be material weaknesses asdefined above as of December 31, 2014.

This report is intended solely for the information and use of management and the Board ofTrustees of Credit Suisse Trust Commodity Return Strategy Portfolio and the Securities andExchange Commission and is not intended to be and should not be used by anyone other thanthese specified parties.


PricewaterhouseCoopers LLP
New York, New York
February 23, 2015